FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2004

Evolving Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-24081	84-1010843
(Commission File Number)	(I.R.S. Employer Identification No.)

9777 Mt. Pyramid Court, Suite 100, Englewood, Colorado 80112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 802-1000

Item 9. Regulation FD Disclosure.

Pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, on June 14, 2004, Steve B. Warnecke, a member of the Board of Directors of Evolving Systems, Inc. (the “Company”) and the chairman of the Company’s Audit Committee, entered into an agreement to sell up to 28,366 common shares of the Company (the “Plan”).  Under the Plan, Mr. Warnecke will sell these shares over a period commencing June 15, 2004 and ending June 15, 2005.  It is anticipated that some of the shares to be sold will result from Mr.Warnecke’s exercise and sale of certain stock options held by Mr. Warnecke.

In accordance with the general instruction B.2 of Form 8-K, the information in this report is furnished pursuant to Item 9 and shall not be deemed to be “filed” for the purpose of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Evolving Systems, Inc.

Dated: June 15, 2004	By:	/s/ STEPHEN K. GARTSIDE, JR.
Stephen K. Gartside, Jr.
President & Chief Executive Officer